Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola	Investors:	Carol Cox
	(858) 617-1203		(858) 617-2020
	jim.mazzola@carefusion.com		carol.cox@carefusion.com

CAREFUSION REPORTS SECOND QUARTER RESULTS

•	Revenue increased 5 percent to $1 billion, or 2 percent on a constant currency basis

•	GAAP diluted earnings per share (EPS) from continuing operations of $0.33, or $0.39 on an adjusted basis

•	Company raises 2010 adjusted EPS guidance to upper end of range, now $1.40 to $1.45

SAN DIEGO, Feb. 9, 2010 – CareFusion Corp. (NYSE: CFN), a leading, global medical device company, today reported results from continuing operations for the three and six months ended Dec. 31, 2009.

“We continued to execute well during our second quarter and performed ahead of our expectations,” said David Schlotterbeck, chairman and CEO of CareFusion. “Hospital capital spending made modest improvements during the quarter and we continued to win key customer contracts. We also benefited in our respiratory business from government and hospital flu preparedness planning.

“As I look ahead to the second half of the fiscal year, we will make progress on our long-term plans for growth, stepping up our investments in R&D and sales and marketing to grow our key franchises and extend into important market adjacencies.”

CareFusion’s reported results compare to the three and six month periods ended Dec. 31, 2008.

Revenue in the second quarter increased 5 percent to $1 billion, or 2 percent on a constant currency basis, driven primarily by increased sales in the company’s Respiratory business and in its Medical Technologies and Services segment. Sequentially from the first quarter ended Sept. 30, 2009, revenue increased $96 million or 11 percent. Compared to a strong prior year period when the slowdown in hospital capital spending had not yet had an impact on the company’s financial results, operating income declined to $127 million from $172 million. Income from continuing operations was $73 million, or $0.33 per diluted share.

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Excluding nonrecurring items, adjusted operating income for the second quarter declined to $149 million from $177 million and adjusted net income decreased $22 million to $88 million, or $0.39 on an adjusted basis per diluted share.

Operating expenses, including selling, general and administrative (SG&A), research and development (R&D), and restructuring and acquisition integration charges in the second quarter totaled $351 million or 34 percent of total revenue. Excluding $22 million of nonrecurring items, adjusted operating expenses in the second quarter totaled $329 million, or 32 percent of total revenue. Adjusted SG&A expenses were $292 million, and R&D investments totaled $37 million.

Critical Care Technologies

Second quarter revenue for the Critical Care Technologies segment, which includes the company’s Dispensing, Infusion and Respiratory businesses, increased 1 percent to $682 million, driven by a strong performance in the company’s Respiratory business. On a constant currency basis, revenue decreased by 1 percent. Segment profit decreased to $111 million from $146 million. Adjusted segment profit decreased to $126 million from $148 million driven by the impact of the slowdown in hospital capital spending and higher allocated costs from standing up as a public company, which were only partially offset by strong results in the company’s Respiratory business.

Medical Technologies and Services

Second quarter revenue for the Medical Technologies and Services segment, which includes the company’s Infection Prevention and Medical Specialties businesses, increased 15 percent to $337 million, or 8 percent on a constant currency basis, driven by increased sales from the International Surgical Products and Interventional Specialties businesses. Segment profit decreased to $16 million from $26 million. Adjusted segment profit decreased to $23 million from $29 million, primarily driven by higher allocated costs from standing up as a public company.

Six-Month Results

For the first six months of fiscal 2010, revenue increased 3 percent to $1.9 billion. Operating income declined to $244 million from $262 million. Income from continuing operations was $128 million, or $0.58 per diluted share.

Excluding nonrecurring items, adjusted operating income for the first six months of fiscal 2010 decreased to $283 million from $297 million and adjusted net income increased $13 million to $174 million, or $0.79 on an adjusted basis per diluted share.

Operating expenses, including SG&A, R&D, and restructuring and acquisition integration charges in the first six months of fiscal 2010 totaled $685 million or 35 percent of total revenue. Excluding $39 million of nonrecurring items, adjusted operating expenses in the first six months of fiscal 2010 totaled $646 million, or 33 percent of total revenue. Adjusted SG&A expenses were $573 million, and R&D investments totaled $73 million.

Segment results for the six months ended Dec. 31, 2009 and 2008 are as follows:

Critical Care Technologies	1H FY10	1H FY09	Y/Y
Revenue	$1,299 million	$1,293 million	0%
Segment Profit	$212 million	$221 million	(4)%

Medical Technologies & Services	1H FY10	1H FY09	Y/Y
Revenue	$643 million	$591 million	9%
Segment Profit	$32 million	$41 million	(22)%

Adjusted operating expenses, adjusted SG&A expenses, adjusted operating income, adjusted net income, adjusted diluted earnings per share and adjusted segment profit are non-GAAP financial measures and exclude restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring tax items, and discontinued operations. Adjusted net income also excludes nonrecurring costs related to the bridge loan entered into in connection with the spinoff. A reconciliation of GAAP to non-GAAP financial measures is included later in this news release.

Additional Second Quarter and Recent Highlights

Additional second quarter and recent company highlights include:

•

Introducing under limited release new minimally invasive interventional products to treat spinal compression fractures. With planned general availability in April, CareFusion will offer a complete line of products for both kyphoplasty and vertebroplasty procedures;

•	Signing a 10-year, sole-source agreement to upgrade Tenet Healthcare’s entire network of 50 member hospitals with the Alaris® system infusion pumps;

•	FDA lifting an injunction on manufacture and sale of the CareFusion Alaris® SE pump;

•	The New England Journal of Medicine publishing a study showing the superiority of CareFusion ChloraPrep® compared to povidone-iodine for surgical skin preparation;

•	Announcing six new Pyxis® medication management products at the 44th American Society of Health-System Pharmacists (ASHP) Midyear Clinical Meeting and Exhibition; and

•	Launching the CareFusion Knowledge Portal, a Web-based application providing hospitals with on-demand information to improve efficiency and medication safety, while reducing costs.

Fiscal 2010 Outlook

CareFusion increased its revenue guidance range to a range of $3.95 billion to $4.05 billion, up from the previous guidance range of $3.85 billion to $4.0 billion. In addition, the company narrowed its previously provided adjusted diluted EPS outlook for fiscal 2010 to a range of $1.40 to $1.45, the upper end of its previously provided guidance range of $1.35 to $1.45. The guidance for fiscal 2010 is based on an assumed diluted weighted average outstanding share count of approximately 223 million.

Conference Call

CareFusion will host a conference call today at 2 p.m. PST to discuss earnings results for the second quarter.

The number to call from within the United States is (888) 396-2384 or + 1 (617) 847-8711 Internationally, using the pass code 54684988. A replay of the conference call will be available from 5 p.m. PST on Feb. 9 through 8:59 p.m. PST on Feb. 16 and can be accessed by dialing (888) 286-8010 in the United States or +1 (617) 801-6888 Internationally and using the pass code 36977014.

The Conference Call will also be webcast live through the Investor Relations section, under Calendar of Events, on CareFusion’s website at www.carefusion.com.

Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AVEA® and Pulmonetic Systems ventilation and respiratory products, ChloraPrep® products, MedMined™ services for infection surveillance, NeuroCare neurological monitoring and diagnostic products, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

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Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents the non-GAAP financial measures “adjusted operating expenses”, “adjusted SG&A expenses”, “adjusted operating income”, “adjusted net income”, “adjusted diluted earnings per share” and “adjusted segment profit”. The most directly comparable measure for these non-GAAP financial measures are operating earnings, operating expenses, SG&A expenses, operating income, net income, diluted earnings per share and segment profit. The company has included below unaudited adjusted financial information for the quarters and six months ended December 31, 2009 and 2008, which present the company’s results of operations after excluding restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring tax items, and discontinued operations.

In addition, CareFusion presents the non-GAAP financial measure “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2010.

Cautions concerning forward-looking statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; declining economic conditions could adversely affect our results of operations and financial condition; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions;

we are currently operating under a consent decree with the FDA and our failure to comply with the requirements of the consent decree may have an adverse effect on our business; and we may face significant uncertainty in the industry due to government healthcare reform. The CareFusion news release and the information contained herein reflect management’s views as of February 9, 2010. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CAREFUSION CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended December 31,		Six Months Ended December 31,
(in millions, except per share amounts)	2009	2008	2009	2008

Revenue	$1,019	$969	$1,942	$1,884
Cost of Products Sold	541	495	1,013	973

Gross Margin	478	474	929	911

Selling, General and Administrative Expenses	305	256	602	536
Research and Development Expenses	37	41	73	78
Restructuring and Acquisition Integration Charges	9	5	10	35

Operating Income	127	172	244	262

Interest Expense and Other, Net	24	23	66	55

Income Before Income Taxes	103	149	178	207
Provision for Income Taxes	30	42	50	70

Income from Continuing Operations	73	107	128	137
Income (Loss) from Discontinued Operations, Net of Tax	(3)	81	23	164

Net Income	$70	$188	$151	$301

Per Share Amounts: [1]

Basic Earnings (Loss) per Common Share:
Continuing Operations	$0.33	$0.48	$0.58	$0.62
Discontinued Operations	$(0.01)	$0.37	$0.11	$0.74
Basic Earnings per Common Share	$0.32	$0.85	$0.69	$1.36

Diluted Earnings (Loss) per Common Share:
Continuing Operations	$0.33	$0.48	$0.58	$0.62
Discontinued Operations	$(0.01)	$0.37	$0.11	$0.74
Diluted Earnings per Common Share	$0.32	$0.85	$0.68	$1.36

Weighted-Average Number of Common Shares Outstanding:
Basic	220.8	220.5	220.7	220.5
Diluted	222.2	220.5	221.7	220.5

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended December 31, 2009
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]

Revenue	$1,019	$—	$—	$1,019
Cost of Products Sold	541	—	—	541

Gross Margin	478	—	—	478

Selling, General and Administrative Expenses	305	—	(13)	292
Research and Development Expenses	37	—	—	37
Restructuring and Acquisition Integration Charges	9	—	(9)	—

Operating Income	127	—	22	149

Interest Expense and Other, Net	24	—	—	24

Income Before Income Taxes	103	—	22	125
Provision for Income Taxes	30	—	7	37

Income from Continuing Operations	73	—	15	88
Loss from Discontinued Operations, Net of Tax	(3)	3	—	—

Net Income	$70	$3	$15	$88

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.32	$0.01	$0.07	$0.40
Diluted Earnings per Common Share	$0.32	$0.01	$0.07	$0.39

Weighted-Average Number of Common Shares Outstanding:
Basic	220.8	220.8	220.8	220.8
Diluted	222.2	222.2	222.2	222.2

Effective Tax Rate	29.4%	n/a	31.8%	30.2%

[1]	Reflects impact of the divestiture of the Company’s audiology business.
[2]	Reflects nonrecurring charges related to the spinoff ($13 million), nonrecurring restructuring and acquisition integration charges and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Six Months Ended December 31, 2009
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]

Revenue	$1,942	$—	$—	$1,942
Cost of Products Sold	1,013	—	—	1,013

Gross Margin	929	—	—	929

Selling, General and Administrative Expenses	602	—	(29)	573
Research and Development Expenses	73	—	—	73
Restructuring and Acquisition Integration Charges	10	—	(10)	—

Operating Income	244	—	39	283

Interest Expense and Other, Net	66	—	(22)	44

Income Before Income Taxes	178	—	61	239
Provision for Income Taxes	50	—	15	65

Income from Continuing Operations	128	—	46	174
Income from Discontinued Operations, Net of Tax	23	(23)	—	—

Net Income	$151	$(23)	$46	$174

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.69	$(0.11)	$0.21	$0.79
Diluted Earnings per Common Share	$0.68	$(0.11)	$0.21	$0.79

Weighted-Average Number of Common Shares Outstanding:
Basic	220.7	220.7	220.7	220.7
Diluted	221.7	221.7	221.7	221.7

Effective Tax Rate	28.3%	n/a	24.6%	27.2%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company’s audiology business.

[2]

Reflects nonrecurring charges related to the spinoff ($29 million), nonrecurring charges related to the bridge loan entered into in connection with the spinoff ($22 million), nonrecurring restructuring and acquisition integration charges and nonrecurring tax items.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended December 31, 2008
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items	Adjusted [2]

Revenue	$969	$—	$—	$969
Cost of Products Sold	495	—	—	495

Gross Margin	474	—	—	474

Selling, General and Administrative Expenses	256	—	—	256
Research and Development Expenses	41	—	—	41
Restructuring and Acquisition Integration Charges	5	—	(5)	—

Operating Income	172	—	5	177

Interest Expense and Other, Net	23	—	—	23

Income Before Income Taxes	149	—	5	154
Provision for Income Taxes	42	—	2	44

Income from Continuing Operations	107	—	3	110
Income from Discontinued Operations, Net of Tax	81	(81)	—	—

Net Income	$188	$(81)	$3	$110

Per Share Amounts: [3]
Basic Earnings per Common Share	$0.85	$(0.37)	$0.01	$0.50
Diluted Earnings per Common Share	$0.85	$(0.37)	$0.01	$0.50

Weighted-Average Number of Common Shares Outstanding: [4]
Basic	220.5	220.5	220.5	220.5
Diluted	220.5	220.5	220.5	220.5

Effective Tax Rate	28.2%	n/a	37.2%	28.6%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company’s audiology business.

[2]

Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items related to restructuring charges and acquisition integration charges and nonrecurring tax items.

[3]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[4]	Reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Six Months Ended December 31, 2008
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items	Adjusted [2]

Revenue	$1,884	$—	$—	$1,884
Cost of Products Sold	973	—	—	973

Gross Margin	911	—	—	911

Selling, General and Administrative Expenses	536	—	—	536
Research and Development Expenses	78	—	—	78
Restructuring and Acquisition Integration Charges	35	—	(35)	—

Operating Income	262	—	35	297

Interest Expense and Other, Net	55	—	—	55

Income Before Income Taxes	207	—	35	242
Provision for Income Taxes	70	—	11	81

Income from Continuing Operations	137	—	24	161
Income from Discontinued Operations, Net of Tax	164	(164)	—	—

Net Income	$301	$(164)	$24	$161

Per Share Amounts: [3]
Basic Earnings per Common Share	$1.36	$(0.74)	$0.11	$0.73
Diluted Earnings per Common Share	$1.36	$(0.74)	$0.11	$0.73

Weighted-Average Number of Common Shares Outstanding: [4]
Basic	220.5	220.5	220.5	220.5
Diluted	220.5	220.5	220.5	220.5

Effective Tax Rate	33.8%	n/a	31.4%	33.5%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company’s audiology business.

[2]

Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items related to restructuring charges and acquisition integration charges and nonrecurring tax items.

[3]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[4]	Reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.